December 15, 1995



Mr. Donald I. Moritz
Chairman of the Executive Committee
Equitable Resources, Inc.
420 Boulevard of the Allies
Pittsburgh, PA  15219

Dear Mr. Moritz:

This is to advise you that on December 14, 1995, the Compensation Committee of the Board of Directors of the Company adopted a resolution authorizing the payment of $60,000 to you for consulting services for the period January 1, 1996 through June 30, 1996, such payment to be made in the amount of $10,000 monthly. The Agreement for Consulting Services dated December 31, 1994, between you and Equitable Resources, inc., is therefore amended by adoption of the resolution and said Agreement will terminate as of June 30, 1996.

Please indicate your acceptance of this amendment by signing below.

Very truly yours,

EQUITABLE RESOURCES, INC.


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By   Frederick H. Abrew
      President and Chief Executive Officer


APPROVED AND ACCEPTED


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Donald I. Moritz